SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 31, 2001

USinternetworking, Inc.
(Exact Name of Registrant as
Specified in Charter)

25737
(Commission File No.)

52-2078325
(IRS Employer
Identification No.)

Delaware
(State or Other Jurisdiction
of Incorporation)

One USi Plaza
Annapolis, Maryland 21404-7478
(Address of Principal
Executive Offices)

(410) 897-4400
(Registrant’s telephone
number, including area code)

ITEM 5.       OTHER EVENTS

                    On May 31, 2001, USinternetworking, Inc. (“the Company”) issued a press release announcing the naming of William H. Washecka as the new Executive Vice President and Chief Financial Officer, effective June 16, 2001. The Company also announced that its current Chief Financial Officer Mark McEneaney will assume the role of Chief Accounting Officer.

                    The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated May 31, 2001, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.      EXHIBITS

                    (c)        Exhibits.

                                99.1             The Company’s Press Release dated May 31, 2001.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USinternetworking, Inc.

By:	/s / William T. Price

Name: Title:	William T. Price Vice President, General Counsel & Secretary

Date:	May 31, 2001

EXHIBIT INDEX

*99.1              Press Release dated May 31, 2001.
___________________________

* Filed herewith.